Exhibit 10.97

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into on the date of last signature below and is effective as of the 1st day of April, 2022 (“Effective Date”) by and between Live Ventures Incorporated, a Nevada Corporation (Nasdaq: LIVE). (“Employer”), and Eric Althofer (“Employee”).

In consideration of the mutual promises and covenants contained in this Agreement, as well as the promises and covenants entered into on March 10, 2021(the “Offer Letter”), which is herein incorporated by reference, the parties agree as follows.

1.
Employment and Duties.
a)
Employer hereby employs, engages and hires Employee as Chief Operating Officer, with such powers and duties in that connection as may be fixed by Employer. During the term of this Agreement, employee: (i) shall use his/her best efforts to provide services to Employer at Employer’s direction and shall perform such duties as assigned to him/her from time to time by Employer; (ii) shall devote such time to Employer’s business as Employer deems reasonable; and (iii) shall faithfully, industriously and to the best of Employee’s ability, experience and talents perform all of the duties that may be required of and from Employee, pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer. During the term of this Agreement, Employee shall not engage in or be involved in any other business activity or employment with any other company or person, whether or not such employment activity is pursued for gain, profit or other pecuniary advantage. Notwithstanding, Employee shall be allowed to join or remain on any boards of companies, whether or not those companies are competitors to the Employer, provided that any and all such activity has been or will be disclosed to and acknowledged by Employer in writing.

b)
Employee will perform such duties as are usual and customary for Employee’s position, including but not limited to the responsibility for (i) corporate development and strategy (including mergers and acquisitions); (ii) supporting the Chief Financial Officer in his/her administration of accounting, treasury and tax matters; (iii) managing all of the Company’s relationships with its outside third party lenders; (iv) working with the CEOs of each of the Company’s operating subsidiaries to assist in obtaining operational efficiencies; and, (v) any other functions or duties as may be assigned to Employee by the President and CEO of the Employer.

c)
Employee will work remotely but will perform his duties at the Employer’s headquarters in Las Vegas, Nevada from time to time, or at such times as requested by Employer.
2.
Term.
a)
This shall be an employment-at-will agreement. Employee shall serve as an employee-at-will until March 31, 2025 (the “Initial Term”). If both Employee and Employer agree on or before March 31, 2025 that employment shall continue after the Initial Term, this Agreement shall renew for a period of one year (the “Renewal Term”) (the Initial Term and the Renewal Term shall be collectively referred to as “Term”), or until such time as a new employment agreement is signed by the parties, and all rights and obligations in this Agreement shall cover the Renewal Term.
b)
Termination. (i) Employer may terminate this Agreement for no cause or any cause. If for no cause, Employer shall give Employee fourteen (14) days’ notice of such termination. Upon termination, employee shall be entitled to all arrearages of compensation but shall not be entitled to further compensation or benefits after the termination date (with the exception of severance in Section 3(b) below, if applicable). (ii) Employee may terminate his employment at any time upon thirty (30) days’ notice to Employer. Upon termination, Employee shall be entitled to all arrearages of compensation, but shall not be entitled to further compensation or benefits after the termination date, except as provided herein.
c)
At or around each yearly anniversary of the Effective Date of this Agreement, the Employee and Employer’s President and CEO shall meet for an annual review to discuss performance and accomplishments.
d)
At the end of the Initial Term, the Employee and Employer’s President and CEO shall meet to discuss Employee’s performance and accomplishments. At that time, this Agreement may be renewed as described in 2(a) above or otherwise replaced by a new agreement.
3.
Compensation. For services rendered by Employee hereunder, Employee shall receive the following compensation:
a)
Salary. During each twelve (12) month period that Employee is employed by Employer, Employee shall be entitled to an annual base salary in the amount of Three Hundred and Thirty Thousand Dollars ($330,000.00), payable in equal installments consistent with Employer’s standard payment practices.
b)
Severance. If at any time, Employee is terminated in accordance with Section 2(b) and without cause, Employee shall be entitled to a severance package. The severance package shall include three months of the Employee’s base salary, payable within thirty (30) business days of termination date. The severance package shall also include up to three months of COBRA coverage. If Employer obtains medical insurance through himself or another party within that three month of COBRA, such COBRA coverage will no longer be offered by Employer on the day Employee’s new coverage begins, but in no case shall COBRA coverage continue after three months from the termination date.
c)
Bonus. Upon signature by Employee and Employer of this Agreement, Employee will receive a one-time bonus of Seventy-Five Thousand Dollars ($75,000) for work already accomplished, payable consistent with Employer’s standard payment practice. Annual or any other bonuses will be at the discretion of the Employer’s President and CEO and will be discussed at the annual review in 2(c).

d)
Options. Employee shall be granted 17,500 options of Employer’s stock at the end of each year on the anniversary of this Agreement for the three years of the Term (for clarity, each of the tranche of options shall be granted on the first day of April in years 2023, 2024, and 2025 respectively). Each tranche is exercisable for three years from the grant date (for clarity, the first tranche must be exercised before March 31, 2026; the second by March 31, 2027; and, the third by March 31, 2028).
i.
The first-year tranche will have an exercise or strike price of $35 per share;
ii.
The second-year tranche will have an exercise or strike price of $40 a share;
iii.
The third-year tranche will have an exercise or strike price of $45 a share;
iv.
Employer will allow for a cashless exercise option for each tranche.

e)
Vacation and Holidays. Employee shall be entitled to annual vacation and sick leave as specified in Employer’s handbooks.
f)
Benefits. Employee shall be entitled to participate in all present and future benefit plans provided by Employer to other employees, as provided in the Employer’s handbooks.
4.
Acknowledgments. Employer is in the business of acquiring, managing, and operating subsidiaries and affiliates. Employee acknowledges the following:
a)
Employer’s services are highly specialized;
b)
the identity and particular needs of Employer’s customers are not generally known;
c)
Employer has a proprietary interest in its subsidiaries, affiliates, and its and their customer lists, intellectual property, marketing information, and all other similar material; and
d)
documents and other information regarding and Employer’s software, patents, intellectual property, design, marketing methods, pricing and costs, as well as information pertaining to Employer’s (or its subsidiary’s or affiliate’s) customers, including, but not limited to, identity, location, service requirements and charges to the customers, are highly confidential and constitute trade secrets.
5.
Trade Secrets and Confidential Information. During the term of this Agreement, Employee may have access to, and become familiar with, various trade secrets and confidential information belonging to Employer including, but not limited to, the documents and information referred to in Section 4(d) above. Employee acknowledges that such confidential information and trade secrets are owned and shall continue to be owned solely by Employer. During the term of his employment and for sixty (60) months after such employment terminates for any reason, regardless of whether termination is initiated by Employer or Employee, Employee agrees not to use, communicate, reveal or otherwise make available such information for any purpose whatsoever, or to divulge such information to any person, partnership, corporation or entity other than Employer or persons expressly designated by Employer, unless Employee is compelled to disclose it by judicial process.
6.
Employer’s Records.
a)
Under no circumstances shall Employee remove from Employer’s office or work site any of Employer’s books, records, documents, customer lists, software codes, procedure manuals, correspondence or any copies of such documents, or any media or other types of records of any written, typed or printed material identifying and/or relating to the information described in this Agreement, together with any and all data involving advertising techniques, forms, correspondence or data in any way involving Employer’s techniques, material, programs, methods or contracts without Employer’s prior consent (collectively, the “Employer’s Records”), nor shall Employee make any copies of the Employer’s Records for use outside of Employer’s office or work site, except as specifically authorized in writing by Employer.
b)
In the event Employer authorizes the removal from Employer’s office or work site of the Employer’s Records, upon termination of this Agreement, Employee shall immediately turn over to Employer all of the Employer’s Records in the possession of Employee, and Employee shall not retain any of the Employer’s Records.
c)
Any customer accounts, information providers, information or ideas, procured, invented or developed by Employee during the term of this Agreement, shall be the exclusive property and inure to the exclusive benefit of Employer and all customer accounts, information providers, information and ideas of Employer existing as of the date hereof shall remain the exclusive property and inure to the exclusive benefit of Employer.
7.
Prohibition and Copyright Infringement. Under no circumstances shall Employee remove any copyrighted material from Employer’s office or work site without Employer’s prior written consent. In the event Employee requires any such copyrighted material to perform his duties and obligations hereunder, upon Employee’s request, Employer shall provide the same. Employee shall indemnify and hold Employer harmless from and against any and all loss, cost or damage arising directly or indirectly from a breach of this Section 7.
8.
Work Made for Hire. Employee hereby agrees that all work, including software programs, databases, developments, designs, inventions, improvements, trade secrets, trademarks, copyrightable subject matter or proprietary information which Employee makes or conceives, either solely by Employee or jointly with others and either on or off the Employer’s premises, relating to any actual or planned product, service or activity of Employer of which Employee has knowledge or suggested by or resulting from any work performed by Employee for Employer (a “Development”) shall be considered to be “work made for hire” under the U. S. Copyright Act, 17 U.S.C., Paragraph 101, et seq., and shall be owned exclusively by Employer. In the event that any such Development, or portion thereof, is not construed to be a work made for hire, Employee hereby assigns to Employer, and will in the future upon Employer’s request, confirm such assignment to Employer, of all right, title and interest in such Development or portion thereof.

Employee agrees that he has no proprietary interests in any Developments or portion thereof, including any patent, copyright, trademark and trade secret rights. Employee agrees that he shall provide the necessary assistance to protect, enforce or perfect Employer’s rights and interests in such patents, copyrights and trademarks, and that Employee shall not register, file or obtain any patent, copyright or trademark relating to any of the Developments in his own name.
9.
Intentionally Left Blank
10.
Remedies.
a)
Employer acknowledges that: (i) compliance with Sections 4. through 8. of this Agreement is necessary to protect Employer’s business and goodwill; (ii) a breach of those Sections 4. through 8. of this Agreement will irreparably and continually damage Employer; and (iii) an award of money damages will not be adequate to remedy such harm. Consequently, Employee agrees that in the event Employee breaches or threatens to breach any of the covenants contained in Sections 4. through 8. of this Agreement, Employer shall be entitled to both: (x) a preliminary or permanent injunction in order to prevent the continuation of such harm, and (y) money damages, insofar as they can be determined including, without limitation, all reasonable costs and attorneys’ fees incurred by Employer in enforcing the provisions of this Agreement. Nothing in this Agreement, however, shall prohibit Employer from also pursuing any other remedy available to Employer at law or in equity.
b)
The covenants of Employee under Sections 4. through 8. of this Agreement shall be construed as independent of any other provisions of this Agreement and the existence of any claim or cause of action of or by the Employee against Employer, whether based upon the terms and provisions herein or otherwise, shall not constitute a defense to the enforcement by Employer of the covenants of the Employee made in this Agreement.
11.
Waiver of Rights. The failure to exercise any right or remedy contained within this Agreement or otherwise provided, or delay in exercising such right or remedy shall not operate as a waiver. No waiver shall be deemed effective unless and until such waiver is reduced to writing and signed by the party sought to be charged with such waiver. The waiver of any right or remedy shall not be deemed to be a waiver of any other right or remedy or any subsequent breach of the same or any other right or remedy.
12.
Survival. The obligations contained in Sections 4. through 9. of this Agreement shall survive the termination of this Agreement. In addition, the termination of this Agreement shall not affect any of the rights or obligations of either party arising prior to, or at the time of, the termination of this Agreement.
13.
Assignment. Neither party shall have the right to assign any rights or obligations under this Agreement without the prior written approval of the other party.
14.
Severability. If any provision of this Agreement is adjudged by any court to be void or unenforceable, in whole or in part, this adjudication shall not affect the validity of the remainder of the Agreement. Each provision of this Agreement is separable from every other provision and constitutes a separate and distinct covenant.

15.
Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns, executors, administrators and personal representatives.
16.
Notice. Any notice to be given to Employee shall be sent by Registered or Certified Mail, return receipt requested, to Employee at his/her last known residence address. Any notice to be given to Employer shall be sent by Registered or Certified Mail, return receipt requested, to Employer at its offices at 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119. Either party may change the address to which notices are to be sent by so notifying the other party in writing as set forth in this Section 16. Notice shall be deemed to have been given as of the date of mailing.
17.
Complete Understanding. This Agreement constitutes the complete understanding between the parties hereto, all prior representations or agreements having been merged into, or incorporated by reference to, this Agreement. If any provision of any agreement, plan, program, policy, arrangement or other written document between or relating to the Employer and the Employee conflicts with any provision of this Agreement, the provision of this Agreement shall control and prevail.
18.
Modification. No alteration or modification of any of the provisions of this Agreement shall be valid unless made in writing and signed by both parties.
19.
Attorneys’ Fees. If either party to this Agreement breaches any of the terms hereof, that party shall pay to the non-defaulting party all of the non-defaulting party’s costs and expenses, including attorneys’ fees, incurred by that party in enforcing the terms of this Agreement.
20.
Headings. The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.
21.
Enforceability. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Employee against Employer, whether predicated on this Agreement or otherwise.
22.
Counterparts. This Agreement may be executed in facsimile form and in one or more counterparts, each of which shall be deemed an original, but which shall constitute one and the same Agreement.
23.
Governing Law. This Agreement shall be subject to and governed by the laws of the State of Nevada.
24.
Choice of Forum. Any action at law or in equity arising under this Agreement shall be filed only in Clark County, Nevada. The parties hereby consent and submit to the personal jurisdiction of such courts for the purpose of litigating such action.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

EMPLOYER: Live Ventures Incorporated, a Nevada Corporation By: Name: Jon Isaac Title: President and CEO Date:	EMPLOYEE: Name: Eric Althofer Title: Chief Operating Officer Date: